Exhibit 4.4

EVERGREEN SOLAR, INC.
as Issuer
the Guarantor party hereto
AND
U.S. BANK NATIONAL ASSOCIATION
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of [•], 2011

13% Convertible Senior Secured Notes due 2015

     FIRST SUPPLEMENTAL INDENTURE, dated as of [•], 2011 (this “Supplemental Indenture”), among Evergreen Solar, Inc., a Delaware corporation, as Issuer (the “Company”), the Guarantor (as defined in the Indenture) party hereto, and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company, the Guarantor party thereto, and the Trustee heretofore entered into the Indenture, dated as of April 26, 2010 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), relating to the Company’s 13% Convertible Senior Secured Notes due 2015 (each a “Security” and collectively, the “Securities”);
     WHEREAS, the Company issued $165,000,000 aggregate principal amount of Securities;
     WHEREAS, Section 15.02 of the Base Indenture provides that with the written consent of (i) the Holders of not less than a majority in Principal Amount of the outstanding Securities, the Company and the Trustee may enter into a supplemental indenture amending the Indenture, and (ii) the Holders of at least 75% of Principal Amount of the outstanding Securities, the Company and the Trustee may modify the Collateral Documents and the provisions of the Indenture dealing with the Collateral Documents in a manner adverse to the Holders and may release all or substantially all of the Collateral securing the Company’s and the Guarantor’s obligations under the Indenture, the Securities and any Note Guaranties, subject to certain exceptions;
     WHEREAS, pursuant to a Prospectus, dated as of [•], 2011 (the “Prospectus”), in accordance with Section 15.02 of the Base Indenture, the Company has solicited consents from Holders of the Securities for amendments to the Indenture and the Collateral Documents, such consents to be obtained in connection with a tender offer for the Securities (the “Tender Offer”);
     WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by the board of directors of the Company and the sole member and managers of the Guarantor;
     WHEREAS, the Company has received the written consent of the Holders of at least 75% of Principal Amount of the outstanding Securities and has satisfied all other conditions precedent and covenants, if any, provided for in the Base Indenture to enable the Company and the Trustee to enter into this Supplemental Indenture, all as certified by an Officers’ Certificate, delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture as contemplated by Section 1.02 of the Base Indenture; and
     WHEREAS, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Sections 1.02 and 15.03 of the Base Indenture.
     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and mutual covenants herein contained, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1
RELATION TO BASE INDENTURE; DEFINITIONS
     Section 1.01 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture and shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended hereby. The Trustee hereby agrees to make an appropriate notation on each Global Security and in its records to the effect that the Indenture has been amended pursuant to the amendments contained in this Supplemental Indenture. Subject to Section 1.07 of the Base Indenture, in the event of inconsistencies between the Base Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture shall govern.
     Section 1.02 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          (a) capitalized terms used herein and not otherwise defined herein are used herein as defined in the Base Indenture;
          (b) all other terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
          (c) all accounting terms not otherwise defined herein or in the Base Indenture have the meanings assigned to them in accordance with GAAP;
          (d) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Supplemental Indenture; and
          (e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
MODIFICATION
     Section 2.01 Deletion of Definitions and Related References. Section 1.01 of the Indenture is hereby amended to delete in its entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Section 2.02 of this Supplemental Indenture.
     Section 2.02 Amendments to the Indenture. The Indenture is hereby modified by amending and restating the following sections of the Indenture and by deleting all references and all terms related thereto in the Indenture in their entirety:
          (a) Section 4.15 (“Limitation on Debt and Disqualified or Preferred Stock”) of the Indenture is amended and restated in its entirety to read as follows:
               “[Intentionally omitted].”

          (b) Section 4.16 (“Limitation on Liens”) of the Indenture is amended and restated in its entirety to read as follows:
               “[Intentionally omitted].”
          (c) Section 4.17 (“Limitation on Asset Sales”) of the Indenture is amended and restated in its entirety to read as follows:
               “[Intentionally omitted].”
          (d) Section 4.18 (“Limitation on Investments and Restricted Payments”) of the Indenture is amended and restated in its entirety to read as follows:
               “[Intentionally omitted].”
          (e) Article 9 (“Security Interest”) of the Indenture is amended and restated in its entirety to read as follows:
               “[Intentionally omitted].”
          (f) Clause (k) of Section 10.01 (“Events of Default”) of the Indenture is amended and restated in its entirety to read as follows:
               “[Intentionally omitted].”
ARTICLE 3
RELEASE OF COLLATERAL
     Section 3.01 Release of Collateral. The Security Interest in the Collateral is hereby released. The Trustee shall, or shall cause the Collateral Agent, to execute any reasonable document or termination statement necessary to release the Security Interest.
     Section 3.02 Termination of Collateral Documents. Each of the Collateral Documents is hereby terminated and shall be of no further force or effect.
ARTICLE 4
EFFECTIVE TIME
     Section 4.01 Effective Time. This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. Notwithstanding the foregoing sentence, the modifications to the Indenture as described in Article 2 and the release described in Article 3 of this Supplemental Indenture shall become operative only upon the acceptance for exchange by the Company of at least 75% of Principal Amount of the outstanding Securities, validly tendered (and not withdrawn) pursuant to the Tender Offer on the settlement date in accordance with the Prospectus, with the result that the modifications and release effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such exchange shall not occur.

ARTICLE 5
MISCELLANEOUS PROVISIONS
     Section 5.01 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     Section 5.02 Effect of Headings. Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 5.03 The Trustee. The Trustee shall not be responsible in any manner whatsoever for in any respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or the Guarantor. The Recitals of the Company contained herein shall be taken as the statements solely of the Company and the Guarantor, and the Trustee assumes no responsibility for the correctness thereof.
     Section 5.04 Governing Law. THIS SUPPLEMENTAL INDENTURE, TOGETHER WITH THE BASE INDENTURE AND THE SECURITIES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 5.05 Successors. All agreements of the Company and of the Guarantor in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
     Section 5.06 Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

EVERGREEN SOLAR, INC.
By:
Name:
Title:

ESLR1, LLC
By:
Name:
Title:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory